Exhibit 99.1

FOR IMMEDIATE RELEASE

Rentech Announces Results for First Quarter 2017

WASHINGTON, DC (May 11, 2017) – Rentech, Inc. (NASDAQ: RTK) today announced results for the first quarter ended March 31, 2017.

Summary of Results

The consolidated results consist of Fulghum Fibres (Fulghum), New England Wood Pellet (NEWP), Industrial Wood Pellets and unallocated corporate expenses. The former Rentech Nitrogen Pasadena and East Dubuque facilities are classified as discontinued operations. The Pasadena and East Dubuque facilities were sold on March 14, 2016 and April 1, 2016, respectively. Rentech’s energy technologies business is also classified as discontinued operations.

Consolidated revenues from continuing operations for the first quarter of 2017 were $32.2 million, as compared to $39.9 million in the prior year period.

Gross loss from continuing operations for the first quarter of 2017 was $(0.7) million, as compared to gross profit of $0.1 million in the prior year period.

During the first quarter of 2017, Rentech recorded impairment charges of $20.9 million relating to Fulghum Fibres.

Operating loss from continuing operations for the first quarter of 2017 was $(31.0) million, as compared to $(10.0) million in the prior year period.

Consolidated Adjusted EBITDA loss from continuing operations for the first quarter of 2017 was $(6.1) million, as compared to $(3.9) million in the prior year period. Further explanation of Adjusted EBITDA, a non-GAAP financial measure, as used here and throughout this press release, appears below.

Net loss attributable to Rentech common shareholders for the first quarter of 2017 was $(34.3) million, or net loss of $(1.48) per basic share, of which $(1.48) per basic share was contributed by continuing operations and $0.00 per basic share was generated by discontinued operations. This compared to a net loss of $(10.2) million, or a net loss of $(0.44) per basic share, of which $(0.54) per basic share was generated by continuing operations and $0.10 per basic share was contributed by discontinued operations, for the same period last year.

Fulghum Fibres

Revenues were $19.9 million for the first quarter of 2017, as compared to $27.4 million for the same period last year. Revenues from operations in the United States were $12.6 million for the first quarter of 2017, as compared to $13.7 million in the prior year period. Revenues from operations in South America were $7.3 million for the first quarter of 2017, as compared to $13.7 million in the prior year period. The decrease in revenues from the United States operations is primarily due to the sale of a mill in April 2016. The decrease in South America revenues was primarily due to significantly fewer chip sales to Asia in 2017 as compared to 2016. We expect export chip sales to pick-up throughout the year but to be lower than in 2016. Lower in-country biomass product sales also contributed to the decline in South America revenues.

For the first quarter of 2017, our mills in the United States processed 2.5 million green metric tons, or GMT, of logs into wood chips and residual fuels; our mills in South America processed 0.8 million GMT of logs. For the first quarter of 2016, our mills in the United States processed 3.2 million GMT of logs into wood chips and residual fuels; our mills in South America processed 0.9 million GMT of logs.

Gross profit was $2.3 million for the first quarter of 2017, as compared to $4.7 million for the same period last year. Gross profit margin for the first quarter of 2017 was 11%, as compared to 17% for the same period in the prior year. The decreases in gross profit and gross margin were due primarily to lower revenues as a result of a decrease in biomass product sales in South America, a decrease in chip sales to Asia, the sale of a mill in the United States in April 2016, and an increase in repairs and maintenance expenses at the mills in South America.

Fulghum recorded impairments totaling $20.9 million in the first quarter of 2017, consisting of $13.1 million in goodwill impairment and $7.8 million in asset impairments.

Operating loss for the first quarter of 2017 was $(20.4) million, as compared to operating income of $2.9 million in the first quarter of 2016.

Adjusted EBITDA for the first quarter of 2017 was $2.8 million. This compares to Adjusted EBITDA of $5.4 million for the same period in 2016.

Net loss for the first quarter of 2017 was $(20.9) million. This compares to net income of $1.7 million for the same period in 2016.

New England Wood Pellet

Revenues were $4.1 million for the first quarter of 2017 on deliveries of approximately 22,000 tons of wood pellets. Revenues were $2.6 million for the first quarter of 2016 on deliveries of approximately 13,000 tons of wood pellets. Although sales volumes increased between the periods, revenues were significantly lower than historical levels. Demand continued to be negatively impacted by relatively warm weather and continuing depressed prices for competing heating fuels such as heating oil and propane. Sales prices for the first quarter of 2017 were also lower than in the prior year period.

The plants produced at approximately 43% of capacity during the first quarter of 2017, as compared to 77% of capacity in the prior year period. NEWP is monitoring market demand and inventory levels and will adjust production accordingly.

Gross profit was $0.4 million for each of the first quarters of 2017 and 2016. Gross profit margin was 9% for the first quarter of 2017, as compared to 16% for the same period in the prior year. Gross profit margin was lower because of lower sales prices and charges relating to scaling back production at the facilities during the first quarter of 2017.

Operating loss was ($0.4) million for each of the first quarters of 2017 and 2016.

Adjusted EBITDA for the first quarter of 2017 was $0.3 million. This compares to Adjusted EBITDA of $0.0 million for the same period in 2016.

Net loss for the first quarter of 2017 was $(0.5) million. This compares to net loss of $(0.6) million for the same period in 2016.

Wood Pellets: Industrial

Revenues were $8.1 million for the first quarter of 2017, earned by delivering approximately 57,000 metric tons of wood pellets. Revenues were $9.9 million for the first quarter of 2016, earned by delivering approximately 64,000 metric tons of wood pellets.

Prior to our decision to idle the Wawa facility in February 2017, we agreed to deliver approximately 336,000 metric tons of pellets to Drax in 2017. In January 2017, we shipped approximately 48,000 metric tons to Drax. In March 2017, Drax agreed to cancel the next two shipments for 2017 without any penalties, leaving us with an obligation to deliver approximately 193,000 metric tons for this year. In April 2017, we shipped most of Wawa’s remaining inventory of approximately 12,000 metric tons of pellets to Drax pursuant to an amendment to the Drax contract; this shipment does not affect our delivery obligations for 2017. Further amendments to the delivery schedule under the Drax contract will most likely occur as a result of the continued idling of the facility. At this time, we cannot make a determination if any penalties will be associated with future changes to the contract. Rentech, Inc. has guaranteed the payment obligations of the Drax contract up to a maximum amount of CAD$20 million.

Gross loss for the first quarter of 2017 was $(3.4) million, as compared to $(5.0) million for the same period in the prior year. Gross loss margin was (42)% for the first quarter of 2017, as compared to (50)% for the same period in the prior year. The decrease in gross loss was primarily due to a $2.7 million reduction in inventory write-downs.

Operating loss for the first quarter of 2017 was $(5.9) million, as compared to an operating loss of ($6.3) million in the same period in 2016. The decrease was primarily due to lower inventory write-downs and the absence of allocations of corporate overhead to the wood pellets industrial segment. These reductions were partially offset by $1.9 million of estimated liabilities for rail car and rail transportation obligations. These obligations consist of an estimated remaining liability under the TrinityRail lease of $1.3 million and one-fourth, or $0.6 million, of the estimated shortfall penalties for 2017 under the Canadian National Railway contract. We may record additional shortfall penalties for 2017 under the Canadian National Railway contract as a result of idling the Wawa facility.

Adjusted EBITDA loss for the first quarter of 2017 was $(5.0) million. This compared to Adjusted EBITDA loss of $(3.3) million for the same period last year.

Net loss for the first quarter of 2017 was $(6.4) million. This compares to net loss of $(6.7) million for the same period in 2016.

Corporate and Unallocated Expenses

Selling, general and administrative (SG&A) expenses were $4.2 million for the first quarter of 2017, as compared to $6.0 million for the same period last year. The decrease was a result of the Company’s cost saving efforts, including decreases in personnel costs of $1.0 million, software costs of $0.5 million, professional fees of $0.4 million, and insurance, rent and non-cash equity-based compensation expenses of $0.2 million each. These savings were partially offset by the absence of allocating a portion of corporate overhead to the wood pellets industrial segment, which totaled $0.9 million for the first quarter of 2016. Non-cash equity-based compensation expense was $0.3 million for the first quarter of 2017, as compared to $0.5 million for the same period in the prior year.

Conference Call with Management

Rentech will hold a conference call today, May 11, 2017, at 10:00 a.m. ET to discuss its results for the first quarter of 2017. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (888) 517-2513 or (847) 619-6533 and the passcode 9780245#. An audio webcast of the call will be available at www.rentechinc.com within the Investor Relations portion of the site under the Presentations section. A replay will be available by audio webcast and teleconference from 12:30 p.m. ET on May 11 through 11:59 p.m. ET on May 17. The replay teleconference will be available by dialing (888) 843-7419 or (630) 652-3042 and the passcode 9780245#

Rentech, Inc.

Consolidated Financial Results

(Stated in Thousands)

	For the Three Months Ended March 31,
	2017	2016
	(Unaudited)
Revenues	$32,221	$39,937
Cost of sales	32,966	39,806
Gross profit (loss)	(745)	131
Operating expenses
Selling, general and administrative expense	8,684	9,114
Depreciation and amortization	624	1,008
Asset impairment	7,759	—
Goodwill impairment	13,125	—
Other expense, net	13	13
Total operating expenses	30,205	10,135
Operating loss	(30,950)	(10,004)
Other expense, net
Interest expense	(2,397)	(3,572)
Other income (expense)	(1,344)	146
Total other expenses, net	(3,741)	(3,426)
Loss from continuing operations before income taxes and equity in loss of investee	(34,691)	(13,430)
Income tax benefit	(1,224)	(2,402)
Loss from continuing operations before equity in loss of investee	(33,467)	(11,028)
Equity in loss of investee	918	—
Loss from continuing operations	(34,385)	(11,028)
Income from discontinued operations, net of tax	96	5,574
Net loss	(34,289)	(5,454)
Net (income) loss attributable to noncontrolling interests	11	(3,406)
Preferred stock dividends	—	(1,320)
Net loss attributable to Rentech common shareholders	$(34,278)	$(10,180)
Net income (loss) per common share allocated to Rentech common shareholders:
Basic:
Continuing operations	$(1.48)	$(0.54)
Discontinued operations	$0.00	$0.10
Net loss	$(1.48)	$(0.44)
Diluted:
Continuing operations	$(1.48)	$(0.54)
Discontinued operations	$0.00	$0.10
Net loss	$(1.48)	$(0.44)
Weighted-average shares used to compute net income (loss) per common share:
Basic	23,202	23,036
Diluted	23,202	23,036

Rentech, Inc.

Financial Results by Business Segment

(Stated in Thousands)

	For the Three Months Ended March 31,
	2017	2016
	(in thousands)
Revenues
Fulghum Fibres	$19,935	$27,436
Wood Pellets: Industrial	8,147	9,861
Wood Pellets: NEWP	4,139	2,640
Total revenues	$32,221	$39,937
Gross profit (loss)
Fulghum Fibres	$2,285	$4,666
Wood Pellets: Industrial	(3,387)	(4,969)
Wood Pellets: NEWP	357	434
Total gross profit (loss)	$(745)	$131
Selling, general and administrative expenses
Fulghum Fibres	$1,457	$1,201
Wood Pellets: Industrial	2,504	1,308
Wood Pellets: NEWP	500	561
Total segment selling, general and administrative expenses	$4,461	$3,070
Depreciation and amortization
Fulghum Fibres	$293	$541
Wood Pellets: Industrial	12	47
Wood Pellets: NEWP	241	295
Total segment depreciation and amortization recorded in operating expenses	$546	$883
Net income (loss)
Fulghum Fibres	$(20,862)	$1,653
Wood Pellets: Industrial	(6,354)	(6,738)
Wood Pellets: NEWP	(500)	(555)
Total segment net loss	$(27,716)	$(5,640)
Reconciliation of segment net loss to consolidated net loss:
Segment net loss	$(27,716)	$(5,640)
Corporate and unallocated expenses recorded as selling, general and administrative expenses	(4,222)	(6,045)
Corporate and unallocated depreciation and amortization expense	(78)	(125)
Corporate and unallocated income (expenses) recorded as other income (expense)	2	4
Corporate and unallocated interest expense	(1,313)	(2,423)
Corporate income tax benefit (expense)	(140)	3,201
Equity in loss of CVR	(918)	—
Income from discontinued operations, net of tax	96	5,574
Consolidated net loss	$(34,289)	$(5,454)

Rentech, Inc.

Selected Balance Sheet

(Stated in Thousands)

As of March 31, 2017
(unaudited)
Cash(1)	$23,699
Accounts receivable	6,241
Inventories	26,936
Other current assets	7,835
Total current assets	$64,711
Accounts payable	$10,731
Accrued liabilities	15,120
Debt	13,250
Other current liabilities	7,343
Total current liabilities	$46,444

GSO Credit Agreement	$52,250
Fulghum debt(2)	36,883
NEWP debt(3)	14,124
QS Construction Facility	13,472
Total debt	$116,729
(1)	Amount includes cash of $8.1 million and $0.1 million at Fulghum and NEWP, respectively.
(2)	Fulghum debt consists primarily of 13 term loans and three short term lines of credit with various financial institutions with each loan secured by specific property and equipment.
(3)	The NEWP debt consists primarily of four term loans with each term loan secured by specific property and equipment.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA, which is a non-GAAP financial measure, is defined as operating income (loss) from continuing operations plus net interest expense, income tax (benefit) expense, depreciation and amortization and unusual items like impairment charges. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our consolidated financial statements, such as investors and commercial banks, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; and
•	our operating performance and return on invested capital compared to those of other public companies, without regard to financing methods and capital structure.

Adjusted EBITDA should not be considered an alternative to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA may have material limitations as a performance measure because it excludes items that are necessary elements of our costs and operations. In addition, Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

The table below reconciles Rentech’s consolidated Adjusted EBITDA (excluding equity in loss of CVR and discontinued operations) to loss from continuing operations for the first quarters of 2017 and 2016.

	For the Three Months Ended March 31,
	2017	2016
	(in thousands)
Loss from continuing operations	$(34,385)	$(11,028)
Add items:
Net interest expense	2,521	3,571
Asset impairment	7,759	—
Goodwill impairment	13,125	—
Income tax (benefit) expense	(1,224)	(2,402)
Depreciation and amortization	4,007	6,056
Equity in loss of investee	918	—
Other(1)	1,221	(145)
Consolidated Adjusted EBITDA	$(6,058)	$(3,948)
(1)	Includes an expense of $1.4 million for the first quarter of 2017 that represents the release of certain indemnifications from the previous owners of Fulghum.

The table below reconciles Fulghum’s Adjusted EBITDA to segment net income (loss) for Fulghum for the first quarters of 2017 and 2016.

	For the Three Months Ended March 31,
	2017	2016
	(in thousands)
Fulghum net income (loss)	$(20,862)	$1,653
Add Fulghum items:
Net interest expense	496	569
Asset impairment	7,759	—
Goodwill impairment	13,125	—
Income tax (benefit) expense	(1,383)	779
Depreciation and amortization	2,261	2,427
Other(1)	1,397	(78)
Fulghum's Adjusted EBITDA	$2,793	$5,350
(1)	Includes an expense of $1.4 million for the first quarter of 2017 that represents the release of certain indemnifications from the previous owners of Fulghum.

The table below reconciles NEWP’s Adjusted EBITDA to segment net loss for NEWP for the first quarters of 2017 and 2016.

	For the Three Months Ended March 31,
	2017	2016
	(in thousands)
NEWP net loss	$(500)	$(555)
Add NEWP items:
Net interest expense	136	141
Income tax expense	19	20
Depreciation and amortization	723	463
Other	(50)	(40)
NEWP's Adjusted EBITDA	$328	$29

The table below reconciles Wood Pellets: Industrial’s Adjusted EBITDA to segment net loss for Wood Pellets: Industrial for the first quarters of 2017 and 2016.

	For the Three Months Ended March 31,
	2017	2016
	(in thousands)
Wood Pellets: Industrial net loss	$(6,354)	$(6,738)
Add Wood Pellets: Industrial items:
Net interest expense	576	438
Income tax expense	—	—
Depreciation and amortization	945	3,041
Other	(124)	(23)
Wood Pellets: Industrial Adjusted EBITDA	$(4,957)	$(3,282)

About Rentech, Inc.

Rentech, Inc. (NASDAQ: RTK) owns and operates wood fibre processing and wood pellet production businesses. Rentech offers a full range of integrated wood fibre services for commercial and industrial customers around the world, including wood chipping services, operations, marketing, trading and vessel loading, through its subsidiary, Fulghum Fibres. The Company’s New England Wood Pellet subsidiary is a leading producer of bagged wood pellets for the U.S. heating market. Rentech’s industrial wood pellet facilities are designed to produce wood pellets used as fuel for power generation. Please visit www.rentechinc.com for more information.

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as expectations for the operations, results and contractual obligations of the Fulghum Fibres, NEWP, and Industrial Wood Pellets businesses. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties. Other factors that could cause actual results to differ from those reflected in the forward-looking statements are set forth in the Company’s prior press releases and periodic public filings with the Securities and Exchange Commission, which are available via Rentech’s website at www.rentechinc.com. The forward-looking statements in this press release are made as of the date of this press release and Rentech does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law

Source: Rentech, Inc.

Rentech, Inc.

Julie Dawoodjee Cafarella

Vice president of Investor Relations and Communications

(310) 307-4772

ir@rentk.com